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                                                                   EXHIBIT 10.35

                    AMENDMENT NO. 1 to EMPLOYMENT AGREEMENT

                                 KEITH B. HALL

         THIS AMENDMENT NO. 1 to EMPLOYMENT AGREEMENT is made and entered into as of the 19th day of February 1998 by and between BROADWAY & SEYMOUR, INC. ("Employer") and KEITH B. HALL ("Employee") and amends and modifies the Employment Agreement dated May 29, 1997 (the "Agreement") by and among Employer and Employee. Capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Agreement.

1. Section 2 shall be amended by deleting the phrase "one-year terms" and replacing it with the phrase "two-year terms" and by deleting the phrase "90 days" and replacing it with the phrase "180 days."

2. Section 5(c)(i) shall be amended by deleting subsections (A) and (B) and replacing them with the following:

         "two times (A) Employee's annual Base Salary as in effect immediately prior to the date of such event, and (B) the aggregate amount of cash bonuses paid to Employee in respect of the most recent fiscal year (or in the event of a termination prior to a bonus being paid for 1998, $50,000)."

3. Section 5(e) shall be amended by adding the following at the end thereof:

         "; provided, however, that for a two-year period following such termination Employee shall continue as an employee of Employer for all purposes (including without limitation Employer's benefits plans and Employer's 1996 Stock Option Plan) and Employer shall pay to Employee any portion of Employee's Base Salary (as in effect immediately prior to such termination) not paid by the disability insurance carrier(s) then providing coverage for Employer's executive officers."

4. Section 7 shall be amended by deleting the colon and adding the following to the end of the introductory phrase:

         "and for a period of two years following termination of employment hereunder:"

5. Except as hereby amended, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement as the date first above written.


BROADWAY & SEYMOUR, INC.


By: /s/ Lillian N. Wilson                    /s/ Keith B. Hall
    ------------------------------           -----------------------------
        Lillian N. Wilson                        Keith B. Hall
        Vice President